May 8, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

re:      1992 Equity Incentive Plan
         Registration Statement on Form S-8

Ladies and Gentlemen:

         Submitted herewith for filing on behalf of Kronos Incorporated (the "Company") is a Registration Statement on Form S-8 relating to the registration of 1,000,000 shares of Common Stock issuable pursuant to options granted under the Company's 1992 Equity Incentive Plan.

         This  filing  is  being   effected  by  direct   transmission   to  the
Commission's EDGAR System.

         In anticipation of this filing, the Company caused the required filing fee of $10,398.75 to be wired directly to the Commission's account at the Mellon Bank in Pittsburgh.

         A copy of this Registration Statement has been filed concurrently with the Nasdaq National Market.

         Please contact the undersigned at (781)487-4945 with any questions or comments you may have regarding this filing.

Very truly yours,



Paul Lacy
Vice President, Finance and Administration

              As filed with the Securities and Exchange Commission
                                 on May 8, 1998
                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       REGISTRATION STATEMENT ON FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               KRONOS INCORPORATED
               (Exact name of issuer as specified in its charter)

        Massachusetts                                     04-2640942
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)






     400 Fifth Avenue, Waltham, Massachusetts                    02154
     (Address of Principal Executive Offices)                 (Zip Code)

                           1992 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  Paul A. Lacy
                               Kronos Incorporated
                                400 Fifth Avenue
                          Waltham, Massachusetts 02154
                     (Name and address of agent for service)

                                 (781) 890-3232
           (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                            Proposed   Proposed
Title of                    maximum    maximum
securities     Amount       offering   aggregate      Amount of
to be          to be        price      offering       registration
registered     registered   per share  price          fee

Common Stock,   1,000,000   $35.25(1)  $35,250,000(1) $10,398.75
$.01 par        shares
value
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 7, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                     Statement of Incorporation by Reference

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-49430, relating to the Registrant's 1992 Equity Incentive Plan and certain other plans of the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on the 8th day of May, 1998.


                                                      KRONOS INCORPORATED



                                                      By:/s/ Mark S. Ain
                                                         Mark S. Ain
                                                         Chief Executive Officer


         Each person whose signature appears below constitutes and appoints Mark
S. Ain, Paul A. Lacy and Sally Wallace, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Kronos Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title


/s/ Mark S. Ain                   Chief Executive Officer           )
Mark S. Ain                       and Chairman of                   )
                                  the Board (principal              )
                                  executive officer)                )
                                                                    )
/s/ Paul A. Lacy                  Vice President,                   )
Paul A. Lacy                      Finance and Administration        )
                                  (principal financial              )
                                  and accounting officer)           )May 8, 1998
                                                                    )
/s/ W. Patrick Decker             Director and President            )
W. Patrick Decker                                                   )
                                                                    )
/s/ Richard J. Dumler             Director                          )
Richard J. Dumler                                                   )
                                                                    )
/s/ D. Bradley McWilliams         Director                          )
D. Bradley McWilliams                                               )
                                                                    )
/s/ Lawrence Portner              Director                          )
Lawrence Portner                                                    )
                                                                    )
/s/ Samuel Rubinovitz             Director                          )
Samuel Rubinovitz                                                   )
                                                                    )

                                  Exhibit Index




Exhibit
Number                 Description

   5                   Opinion of Hale and Dorr LLP
  23.1                 Consent of Hale and Dorr LLP (included in Exhibit 5)
  23.2                 Consent of Ernst & Young LLP

                                                                       Exhibit 5


                                             May 8, 1998


Kronos Incorporated
400 Fifth Avenue
Waltham, Massachusetts 02154

         Re: 1992 Equity Incentive Plan

Ladies and Gentlemen:

         We have assisted in the preparation of this Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Kronos Incorporated, a Massachusetts corporation (the "Company"), issuable under the Company's 1992 Equity Incentive Plan (the "Plan").

         We have examined the Restated Articles of Organization of the Company, the Amended and Restated By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                             Very truly yours,



                                             HALE AND DORR LLP

                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Equity Incentive Plan of Kronos Incorporated for the registration of 1,000,000 shares of its common stock, of our report dated October 28, 1997 with respect to the consolidated financial statements and schedule of Kronos Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
May 4, 1998